Exhibit 99.1

CONTACT:	Jason Koval (914) 640-4429
FOR IMMEDIATE RELEASE
October 23, 2008

STARWOOD REPORTS THIRD QUARTER 2008 RESULTS
WHITE PLAINS, NY, October 23, 2008 — Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported third quarter 2008 financial results.
Third Quarter 2008 Highlights
•	Excluding special items, EPS from continuing operations was $0.71. Including special items, EPS from continuing operations was $0.62.

•	Excluding special items, income from continuing operations was $129 million. Including special items, income from continuing operations was $113 million.

•	Total Company Adjusted EBITDA was $330 million.

•	Worldwide System-wide REVPAR for Same-Store Hotels increased 3.5% compared to the third quarter of 2007. System-wide REVPAR for Same-Store Hotels in North America decreased 0.5%.

•	Management and franchise fees increased 6.6% compared to 2007.

•	Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 0.3% compared to the third quarter of 2007. REVPAR for Starwood branded Same-Store Owned Hotels in North America decreased 0.5%.

•	Margins at Starwood branded Same-Store Owned Hotels Worldwide and in North America decreased 208 and 151 basis points, respectively, compared to the third quarter of 2007.

•	Reported revenues from vacation ownership and residential sales decreased 11.0% compared to 2007.

•	The Company signed 36 hotel management and franchise contracts in the quarter representing approximately 8,000 rooms.

•	During the third quarter, the Company repurchased approximately 3.7 million shares at a cost of $134 million.

Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the third quarter of 2008 of $0.62 compared to $0.61 in the third quarter of 2007. Excluding special items, which net to a charge of $16 million in 2008 and $14 million in 2007, EPS from continuing operations was $0.71 for the third quarter of 2008 compared to $0.68 in the third quarter of 2007. Excluding special items, the effective income tax rate in the third quarter of 2008 was 29.7% compared to 33.0% in the same period of 2007.
Income from continuing operations was $113 million in the third quarter of 2008 compared to $129 million in 2007. Excluding special items, income from continuing operations was $129 million for the third quarter of 2008 compared to $143 million in 2007.
Net income was $113 million and EPS was $0.62 in the third quarter of 2008 compared to $129 million and EPS of $0.61 in the third quarter of 2007.
Frits van Paasschen, CEO said, “While we can’t control the economic environment, we can right-size our organization to offset the effects of slowing travel demand. Earlier this year we began a process to streamline our organization and reduce costs while continuing to invest in Starwood’s future growth. I am confident that we will emerge from this downturn stronger than ever. Starwood is well-positioned with a strong balance sheet, and solid liquidity. In addition, our lodging teams are led by four divisional presidents with over 100 years of cumulative lodging experience. Thanks to a terrific brand portfolio, we enjoy a pipeline that will fuel global growth for years to come.”
Operating Results
Third Quarter Ended September 30, 2008
Management and Franchise Revenues
Worldwide System-wide REVPAR for Same-Store Hotels increased 3.5% (0.3% using constant dollars) compared to the third quarter of 2007. International System-wide REVPAR for Same-Store Hotels increased 8.5% (2.0% using constant dollars). Worldwide System-wide REVPAR increases by region were: 13.8% in Latin America, 13.5% in Africa and the Middle East, 8.3% in Europe, 5.4% in Asia Pacific, and a decrease of 0.5% in North America. Worldwide System-wide REVPAR increases by brand were: Le Méridien 8.8%, Four Points by Sheraton 7.5%, Sheraton 3.7%, Westin 1.7%, St. Regis/Luxury Collection 0.4%, and W Hotels 0.3%.
Management fees, franchise fees and other income were $218 million, up $5 million, or 2.3%, from the third quarter of 2007. Management fees grew 4.5% to $117 million and franchise fees grew 12.8% to $44 million.
Approximately 55% of the Company’s management and franchise fees are generated in markets outside the United States.
During the third quarter of 2008, the Company signed 36 hotel management and franchise contracts representing approximately 8,000 rooms of which 33 are new builds and 3 are conversions from other brands. At September 30, 2008, the Company had approximately 470 hotels in the active pipeline representing approximately 110,000 rooms, driven by strong interest in all Starwood brands. Of these rooms, 66% are in the upper upscale and luxury segments and 62% are in international locations.

During the third quarter of 2008, 35 new hotels and resorts (representing approximately 7,533 rooms) entered the system, including the Sheraton Phoenix Downtown Hotel (Phoenix, AZ, 1,000 rooms), The Equinox Golf Resort and Spa (Manchester, VT, 192 rooms), The W Hong Kong (Hong Kong, China, 393 rooms), Westin Verasa Napa (Napa, CA, 180 rooms), aloft Minneapolis (Minneapolis, MN, 155 rooms) and the Element Lexington (Lexington, MA, 123 rooms). Seven properties (representing approximately 2,445 rooms) were removed from the system during the quarter.
Owned, Leased and Consolidated Joint Venture Hotels
Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 0.3%. REVPAR at Starwood branded Same-Store Owned Hotels in North America decreased 0.5%. Internationally, Starwood branded Same-Store Owned Hotel REVPAR increased 1.5% (down 6.9% using constant dollars).
Revenues at Starwood branded Same-Store Owned Hotels in North America decreased 1.5% while costs and expenses increased 0.5% when compared to 2007. Margins at these hotels decreased 151 basis points.
Revenues at Starwood branded Same-Store Owned Hotels Worldwide decreased 0.4% while costs and expenses increased 2.4% when compared to 2007. Margins at these hotels decreased 208 basis points.
Approximately 45% of Starwood’s Owned Hotel earnings (before depreciation) are generated from outside the United States.
Revenues at owned, leased and consolidated joint venture hotels were $575 million when compared to $605 million in 2007. Reported revenues and operating income were impacted by the sale or closure of nine hotels since the beginning of the third quarter of 2007. These hotels had $2 million of revenues and $2 million of expenses (before depreciation) in 2008 as compared to $29 million of revenues and $23 million of expenses (before depreciation) in the same quarter of 2007.
Vacation Ownership
Total vacation ownership reported revenues decreased 27.4% to $183 million when compared to 2007. Reported revenues are impacted by the timing of the recognition of deferred revenues under percentage of completion accounting for projects under construction. During the third quarter of 2008, the Company was actively selling vacation ownership interests at 20 resorts and is also in the predevelopment phase of new fractional or vacation ownership resorts in California, Colorado, Hawaii, and Mexico.
Originated contract sales of vacation ownership intervals decreased 29.5% primarily due to the sellout of the Company’s Westin Ka’anapali Ocean Resort North in Maui and an overall decline in demand. The average price per vacation ownership unit sold decreased 25.4% to approximately $19,000, driven by a higher sales mix of lower-priced inventory, including a higher percentage of lower-priced biennial inventory in Hawaii. The number of contracts signed decreased 6.1% when compared to 2007.

The Company did not sell any vacation ownership receivables during the third quarter. As such, the Company did not recognize the previously anticipated gain of $10 — 15 million during the quarter. Conditions remain uncertain in the asset backed securities market, and it is unlikely that conditions will improve before year-end. As a result, the Company’s full year guidance no longer includes any gains from securitizations in 2008.
Given declining sales in the vacation ownership business, the Company is resizing the existing cost structure. The Company has closed three sales centers and is in the process of reducing overhead to better fit the revised expectations for the business.
Residential
Residential fees in the third quarter of 2008 totaled $43 million compared to $2 million in the same period in 2007. Residential fees in the 2008 period include license fees in connection with the St. Regis Singapore Residences, which opened in the third quarter of 2008. This project opened earlier than expected and the Company had previously included those fees in its implied guidance for the fourth quarter of 2008. Residential fees in the third quarter of 2008 also include a non-refundable license fee received by the Company in connection with a St. Regis project currently under development.
Selling, General, Administrative and Other
Selling, general, administrative and other expenses decreased 1.7% to $113 million compared to the third quarter of 2007. The decrease was primarily due to the Company’s continued focus on reducing its cost structure.
In the third quarter, the Company completed the first phase of its overhead cost reduction program, making significant reductions across several corporate departments. The Company anticipates completing the review of the other functional areas, and implementing reductions in those areas by the end of the first quarter of 2009.
Restructuring Charges
During the third quarter of 2008, the Company recorded a $22 million charge in connection with its ongoing initiative of rationalizing its cost structure in light of the decline in growth in its business units. The charge primarily related to costs associated with the closure of a vacation ownership call center and two sales centers as well as severance costs associated with the reduction in force at the Company’s corporate offices.
Asset Sales
During the third quarter of 2008, the Company completed the sale of one hotel for net cash proceeds of $15 million. The Company recorded a gain of $4 million in connection with this sale. The Company still anticipates closing on the sales of three hotels in Venice as well as the Westin Turnberry by the end of October, with additional proceeds of approximately $325 million.
Capital
Gross capital spending during the quarter included approximately $72 million in renovations of hotel assets including construction capital at the Sheraton Steamboat Resort, Sheraton Fiji Resort, W Times Square, Phoenician Resort, aloft Lexington and element Lexington. Investment spending on gross vacation ownership interest (“VOI”) inventory was $78 million, which was offset by cost of sales of $36 million associated with VOI sales during the quarter. The inventory spend included VOI construction at the Sheraton Vistana Villages in Orlando, the Westin Lagunamar Ocean Resort in Cancun, the Westin Riverfront Mountain Villas in Avon, the Westin Nanea Ocean Resort Villas in Maui, the Westin Desert Willow Villas in Palm Desert, as well as construction costs at the St. Regis Bal Harbour Resort in Bal Harbour.
Share Repurchase
During the third quarter of 2008, the Company repurchased approximately 3.7 million shares at a total cost of approximately $134 million. In the nine months ended September 30, 2008, the Company repurchased approximately 13.6 million shares at a total cost of approximately $593 million. Starwood had approximately 183 million shares outstanding (including partnership units) at September 30, 2008.
Balance Sheet
At September 30, 2008, the Company had total debt of $4.074 billion and cash and cash equivalents of $328 million (including $201 million of restricted cash), or net debt of $3.746 billion, compared to net debt of $3.229 billion at the end of 2007.
At September 30, 2008, debt was approximately 58% fixed rate and 42% floating rate and its weighted average maturity was 4.1 years with a weighted average interest rate of 5.73%. The Company had cash (including total restricted cash) and availability under the domestic and international revolving credit facility of approximately $1.910 billion.
Results for the Nine Months Ended September 30, 2008
EPS from continuing operations decreased to $1.60 compared to $1.84 in 2007. Excluding special items, EPS from continuing operations was $1.71 compared to $1.98 in 2007. Excluding special items, income from continuing operations was $318 million compared to $425 million in 2007. Net income was $250 million and EPS was $1.33 compared to $396 million and $1.84, respectively, in 2007. Total Company Adjusted EBITDA, which was impacted by the sale or closure of 13 hotels since the beginning of 2007, was $884 million compared to $995 million in 2007.
Outlook
The uncertainty surrounding the global economic environment and its impact on travel patterns continues to make it difficult to predict future results.
For the three months ended December 31, 2008:
•	Adjusted EBITDA is expected to be $250 million to $265 million assuming:
•	REVPAR change at Same-Store Company Operated Hotels Worldwide of -4% to -6% (-2% to -4% in constant dollars).

•	REVPAR change at Branded Same-Store Owned Hotels in North America of -9% to -11%.

•	North America Branded Same-Store Owned Hotel EBITDA will decline 20% to 25% with margin declines of 400 to 500 basis points.

•	Management and franchise revenues will be flat to down 2%.

•	Operating income from our vacation ownership and residential business will be down $50 million to $60 million (excludes potential gains on sale of vacation ownership notes).
•	Income from continuing operations, before special items, is expected to be approximately $65 million to $75 million, reflecting an effective tax rate of approximately 31%.

•	EPS before special items is expected to be approximately $0.36 to $0.42.
For the full year 2008:
•	Assuming a REVPAR growth at Same-Store Company Operated Hotels Worldwide of 2% to 4% and a REVPAR change range at Branded Same-Store Company Owned Hotels in North America of -1% to 1%:
•	Adjusted EBITDA would be between $1.135 billion and $1.150 billion.

•	EPS before special items would be between $2.07 and $2.13.

•	North America Same-Store Branded Owned Hotel EBITDA will decline 5% to 10% versus 2007 with margin declines of 150 to 250 basis points.

•	Management and franchise revenue growth between 4% and 6%.

•	Operating income from our vacation ownership and residential business will decline $105 million to $115 million versus 2007.

•	Income from continuing operations before special items would be between $384 million and $394 million reflecting an effective tax rate of 30%.

•	Full year capital expenditures (excluding vacation ownership and residential inventory) would be approximately $500 million, including $300 million for maintenance, renovation and technology and $200 million for other growth initiatives. Additionally, net capital expenditures for vacation ownership and residential inventory, including Bal Harbour, would be approximately $275 million.

•	Full year depreciation and amortization expense would be approximately $357 million.

•	Full year interest expense would be approximately $233 million and cash taxes of approximately $50 million.

•	Full year weighted average diluted shares outstanding of 185 million.

•	The Company expects to open approximately 80 to 100 hotels (representing approximately 20,000 rooms) in 2008 and is targeting signing over 150 hotel management and franchise contracts in 2008.
For the full year 2009:
At the current time, given significant uncertainty in the global economy, it is very difficult to provide any definitive guidance looking out four quarters. What the Company can provide are some broad parameters being used for 2009 planning purposes. In the hotel business, the Company is of course planning on a decline in Worldwide REVPAR. The Company also anticipates another difficult year in the vacation ownership business with declines in originated sales. The Company expects to offset some of the impact of declining revenues by cutting costs at the hotel level, in the vacation ownership business and in corporate overhead. The Company is also significantly scaling back capital expenditures for owned hotels and the vacation ownership business.
•	Assuming North American and Worldwide Company-operated REVPAR declines 5% at today’s exchange rates:
•	EBITDA would be approximately $1.0 billion.

•	EPS would be approximately $1.55.
•	A 1% change in REVPAR impacts Company-wide EBITDA by approximately $25 million, and a 1% change in the US dollar versus a basket of foreign currencies impacts Company-wide EBITDA by approximately $5 million.

•	Full year capital expenditures (excluding vacation ownership and residential inventory) would be approximately $225 million for maintenance, renovation and technology. Net capital expenditures for vacation ownership inventory would be moderately negative. Capital expenditures for Bal Harbour would be approximately $200 million.

Special Items
The Company’s special items netted to a charge of $16 million (after tax) in the third quarter of 2008 compared to a charge of $14 million (after-tax) in the same period of 2007.
The following represents a reconciliation of income from continuing operations before special items to income from continuing operations after special items (in millions, except per share data):

Three Months Ended			Nine Months Ended
September 30,			September 30,
2008	2007		2008	2007

$129	$143	Income from continuing operations before special items	$318	$425

$0.71	$0.68	EPS before special items	$1.71	$1.98

		Special Items
(22)	(1)	Restructuring and other special charges, net (a)	(32)	(48)
(12)	(23)	Loss on asset dispositions and impairments, net (b)	(12)	(20)

(34)	(24)	Total special items — pre-tax	(44)	(68)
18	10	Income tax benefit for special items (c)	25	37
—	—	Income tax benefits related to previous hotel sales (d)	—	3

(16)	(14)	Total special items — after-tax	(19)	(28)

$113	$129	Income from continuing operations	$299	$397

$0.62	$0.61	EPS including special items	$1.60	$1.84

(a)	During the three and nine months ended September 30, 2008, the Company recorded restructuring charges primarily related to the ongoing initiatives to streamline operations and eliminate costs. For the three months ended September 30, 2007, the costs are associated with the Sheraton Bal Harbour, which was demolished and is being converted into a St. Regis Hotel with residences and fractional units. The charge for the nine months ended September 30, 2007 primarily relates to accelerated depreciation of fixed assets at the Sheraton Bal Harbour, partially offset by a $2 million refund of insurance premiums related to a retired executive.

(b)	During the three and nine months ended September 30, 2008, primarily relates to an $11 million impairment charge associated with the Company’s equity interest in a joint venture that owns land it no longer intends to develop partially offset by a $4 million gain on the sale of a hotel. For the three months ended September 30, 2007, primarily reflects impairment charges related to two hotels which were sold in the fourth quarter of 2007. The loss for the nine months ended September 30, 2007 also includes an $18 million loss on the sale of four hotels offset by a $15 million gain on the sale of assets in which the Company held minority interests and insurance proceeds of $6 million related to owned hotels damaged by hurricanes and floods in earlier years.

(c)	In 2008 and 2007, the benefit relates to the favorable impact of capital loss utilization and tax benefits at the statutory rate for the special items.

(d)	Income tax benefit relates to adjustments to deferred taxes associated with deferred gains on previous hotel sales.
The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.
Starwood will be conducting a conference call to discuss the third quarter financial results at 10:30 a.m. (EDT) today at (913) 312-0967. The conference call will be available through simultaneous web cast in the Investor Relations/Press Releases section of the Company’s website at http://www.starwoodhotels.com. A replay of the conference call will also be available from 1:30 p.m. (EDT) today through October 30, 2008 at 12:00 midnight (EDT) on both the Company’s website and via telephone replay at (719) 457-0820 (access code 4490609).

Definitions
All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations. All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the total Company as well as for individual properties or groups of properties because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as revenues and costs and expenses from hotels sold, restructuring and other special charges and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. Due to guidance from the Securities and Exchange Commission, the Company now does not reflect such items when calculating EBITDA; however, the Company continues to adjust for these special items and refers to this measure as Adjusted EBITDA. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.
All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or hurricane damage). References to Company Operated Hotel metrics (e.g. REVPAR) reflect metrics for the Company’s owned and managed hotels. References to System-Wide metrics (e.g. REVPAR) reflect metrics for the Company’s owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.
All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology.
All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees offset by payments by Starwood under performance and other guarantees.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with approximately 936 properties in more than 100 countries and 155,000 employees at its owned and managed properties. Starwood® Hotels is a fully integrated owner, operator and franchisor of hotels and resorts with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, aloft(SM), and element(SM). Starwood Hotels also owns Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwoodhotels.com.

** Please contact Starwood’s new, toll-free media hotline at (866) 4-STAR-PR
(866-478-2777) for photography or additional information.**
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Future vacation ownership units indicated in this press release include planned units on land owned by the Company or by joint ventures in which the Company has an interest that have received all major governmental land use approvals for the development of vacation ownership resorts. There can also be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated. There can also be no assurance that agreements will be entered into for the hotels in the Company’s pipeline and, if entered into, the timing of any agreement and the opening of the related hotel. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%				%
2008	2007	Variance		2008	2007	Variance
			Revenues
$575	$605	(5.0)	Owned, leased and consolidated joint venture hotels	$1,755	$1,798	(2.4)
226	254	(11.0)	Vacation ownership and residential sales and services	613	760	(19.3)
218	213	2.3	Management fees, franchise fees and other income	642	599	7.2
516	468	10.3	Other revenues from managed and franchised properties (a)	1,564	1,386	12.8

1,535	1,540	(0.3)		4,574	4,543	0.7
			Costs and Expenses
437	448	2.5	Owned, leased and consolidated joint venture hotels	1,329	1,345	1.2
155	183	15.3	Vacation ownership and residential	472	563	16.2
113	115	1.7	Selling, general, administrative and other	381	359	(6.1)
22	1	n/m	Restructuring and other special charges, net	32	48	33.3
73	72	(1.4)	Depreciation	216	206	(4.9)
10	7	(42.9)	Amortization	26	20	(30.0)
516	468	(10.3)	Other expenses from managed and franchised properties (a)	1,564	1,386	(12.8)

1,326	1,294	(2.5)		4,020	3,927	(2.4)
209	246	(15.0)	Operating income	554	616	(10.1)
3	8	(62.5)	Equity earnings and gains and losses from unconsolidated ventures, net	14	54	(74.1)
(48)	(40)	(20.0)	Interest expense, net of interest income of $0, $2, $3 and $12	(150)	(108)	(38.9)
(12)	(23)	47.8	Loss on asset dispositions and impairments, net	(12)	(20)	40.0

152	191	(20.4)	Income from continuing operations before taxes and minority equity	406	542	(25.1)
(38)	(61)	37.7	Income tax expense	(106)	(145)	26.9
(1)	(1)	—	Minority equity in net income	(1)	—	n/m

113	129	(12.4)	Income from continuing operations	299	397	(24.7)
			Discontinued operations:
—	—	—	Net loss on dispositions	(49)	(1)	n/m

$113	$129	(12.4)	Net income	$250	$396	(36.9)

			Earnings (Loss) Per Share — Basic
$0.63	$0.63	—	Continuing operations	$1.64	$1.91	(14.1)
—	—	—	Discontinued operations	(0.27)	—	n/m

$0.63	$0.63	—	Net income	$1.37	$1.91	(28.3)

			Earnings (Loss) Per Share — Diluted
$0.62	$0.61	1.6	Continuing operations	$1.60	$1.84	(13.0)
—	—	—	Discontinued operations	(0.27)	—	n/m

$0.62	$0.61	1.6	Net income	$1.33	$1.84	(27.7)

180	203		Weighted average number of Shares	182	207

183	210		Weighted average number of Shares assuming dilution	186	215

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

n/m	= not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	September 30,	December 31,
	2008	2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$127	$162
Restricted cash	194	196
Accounts receivable, net of allowance for doubtful accounts of $48 and $50	630	616
Inventories	948	714
Prepaid expenses and other	170	136

Total current assets	2,069	1,824
Investments	384	423
Plant, property and equipment, net	3,717	3,850
Assets held for sale (a)	164	—
Goodwill and intangible assets, net	2,263	2,302
Deferred tax assets	723	729
Other assets (b)	573	494

	$9,893	$9,622

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (c)	$541	$5
Accounts payable	198	201
Accrued expenses	1,171	1,175
Accrued salaries, wages and benefits	364	405
Accrued taxes and other	343	315

Total current liabilities	2,617	2,101
Long-term debt (c)	3,533	3,590
Deferred tax liabilities	28	28
Other liabilities	1,812	1,801

	7,990	7,520
Minority interest	25	26
Commitments and contingencies
Stockholders’ equity:
Corporation common stock; $0.01 par value; authorized 1,000,000,000 shares; outstanding 183,207,031 and 190,998,585 shares at September 30, 2008 and December 31, 2007, respectively	2	2
Additional paid-in capital	490	868
Accumulated other comprehensive loss	(217)	(147)
Retained earnings	1,603	1,353

Total stockholders’ equity	1,878	2,076

	$9,893	$9,622

(a)	Includes 5 hotels expected to be sold in 2008.

(b)	Includes restricted cash of $7 million and $8 million at September 30, 2008 and December 31, 2007, respectively.

(c)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $601 million and $572 million at September 30, 2008 and December 31, 2007, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Historical Data
(in millions)

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%				%
2008	2007	Variance		2008	2007	Variance

			Reconciliation of Net Income to EBITDA and Adjusted EBITDA
$113	$129	(12.4)	Net income	$250	$396	(36.9)
53	47	12.8	Interest expense (a)	169	134	26.1
38	61	(37.7)	Income tax expense (b)	155	146	6.2
81	79	2.5	Depreciation (c)	238	228	4.4
11	8	37.5	Amortization (d)	28	23	21.7

296	324	(8.6)	EBITDA	840	927	(9.4)
12	23	(47.8)	Loss on asset dispositions and impairments, net	12	20	(40.0)
22	1	n/m	Restructuring and other special charges, net	32	48	(33.3)

$330	$348	(5.2)	Adjusted EBITDA	$884	$995	(11.2)

(a)	Includes $5 million and $5 million of interest expense related to unconsolidated joint ventures for the three months ended September 30, 2008 and 2007, respectively, and $16 million and $14 million for the nine months ended September 30, 2008 and 2007, respectively.

(b)	Includes $0 million and $0 million of tax expense recorded in discontinued operations for the three months ended September 30, 2008 and 2007, respectively, and $49 million and $1 million for the nine months ended September 30, 2008 and 2007, respectively.

(c)	Includes $8 million and $7 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended September 30, 2008 and 2007, respectively, and $22 million and $22 million for the nine months ended September 30, 2008 and 2007, respectively.

(d)	Includes $1 million and $1 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended September 30, 2008 and 2007, respectively, and $2 million and $3 million for the nine months ended September 30, 2008 and 2007, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Future Performance
(In millions, except per share data)
Low Case

Three Months Ended		Year Ended
December 31, 2008		December 31, 2008

$65	Net income	$365
63	Interest expense	233
29	Income tax expense	135
93	Depreciation and amortization	357

250	EBITDA	1,090
—	Loss on asset disposition and impairments, net	12
—	Restructuring and other special charges, net	32

$250	Adjusted EBITDA	$1,134

Three Months Ended		Year Ended
December 31, 2008		December 31, 2008

$65	Income from continuing operations before special items	$384

$0.36	EPS before special items	$2.07

	Special Items
—	Restructuring and other special charges, net	(32)
—	Loss on asset dispositions and impairments, net	(12)

—	Total special items — pre-tax	(44)
—	Income tax benefit for special items	25

—	Total special items — after-tax	(19)

$65	Income from continuing operations	$365

$0.36	EPS including special items	$1.97

High Case

Three Months Ended		Year Ended
December 31, 2008		December 31, 2008

$75	Net income	$375
63	Interest expense	233
34	Income tax expense	140
93	Depreciation and amortization	357

265	EBITDA	1,105
—	Loss on asset disposition and impairments, net	12
—	Restructuring and other special charges, net	32

$265	Adjusted EBITDA	$1,149

Three Months Ended		Year Ended
December 31, 2008		December 31, 2008

$75	Income from continuing operations before special items	$394

$0.42	EPS before special items	$2.13

	Special Items
—	Restructuring and other special charges, net	(32)
—	Loss on asset dispositions and impairments, net	(12)

—	Total special items — pre-tax	(44)
—	Income tax benefit for special items	25

—	Total special items — after-tax	(19)

$75	Income from continuing operations	$375

$0.42	EPS including special items	$2.03

		Year Ended
		December 31, 2009

	Net income	$286
	Interest expense	235
	Income tax expense	119
	Depreciation and amortization	360

	EBITDA	$1,000

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Same Store Owned Hotel Revenue and Expenses
(In millions)

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%	Same-Store Owned Hotels (1)			%
2008	2007	Variance	Worldwide	2008	2007	Variance

			Revenue
$525	$528	(0.6)	Same-Store Owned Hotels	$1,619	$1,553	4.2
2	29	(93.1)	Hotels Sold or Closed in 2008 and 2007 (13 hotels)	11	125	(91.2)
41	42	(2.4)	Hotels Without Comparable Results (9 hotels)	117	113	3.5
7	6	16.7	Other ancillary hotel operations	8	7	14.3

$575	$605	(5.0)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,755	$1,798	(2.4)

			Costs and Expenses
$398	$388	2.6	Same-Store Owned Hotels	$1,215	$1,149	5.7
2	23	(91.3)	Hotels Sold or Closed in 2008 and 2007 (13 hotels)	11	101	(89.1)
35	34	2.9	Hotels Without Comparable Results (9 hotels)	100	92	8.7
2	3	(33.3)	Other ancillary hotel operations	3	3	n/m

$437	$448	(2.5)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$1,329	$1,345	(1.2)

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%	Same-Store Owned Hotels			%
2008	2007	Variance	North America	2008	2007	Variance

			Revenue
$321	$326	(1.5)	Same-Store Owned Hotels	$1,002	$974	2.9
2	29	(93.1)	Hotels Sold or Closed in 2008 and 2007 (13 hotels)	11	125	(91.2)
27	26	3.8	Hotels Without Comparable Results (6 hotels)	87	81	7.4

$350	$381	(8.1)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,100	$1,180	(6.8)

			Costs and Expenses
$246	$244	0.8	Same-Store Owned Hotels	$754	$725	4.0
2	23	(91.3)	Hotels Sold or Closed in 2008 and 2007 (13 hotels)	11	101	(89.1)
25	22	13.6	Hotels Without Comparable Results (6 hotels)	73	66	10.6

$273	$289	(5.5)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$838	$892	(6.1)

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%	Same-Store Owned Hotels			%
2008	2007	Variance	International	2008	2007	Variance

			Revenue
$204	$202	1.0	Same-Store Owned Hotels	$617	$579	6.6
—	—	n/m	Hotels Sold or Closed in 2008 and 2007 (0 hotels)	—	—	n/m
14	16	(12.5)	Hotels Without Comparable Results (3 hotels)	30	32	(6.3)
7	6	16.7	Other ancillary hotel operations	8	7	14.3

$225	$224	0.4	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$655	$618	6.0

			Costs and Expenses
$152	$144	5.6	Same-Store Owned Hotels	$461	$424	8.7
—	—	n/m	Hotels Sold or Closed in 2008 and 2007 (0 hotels)	—	—	n/m
10	12	(16.7)	Hotels Without Comparable Results (3 hotels)	27	26	3.8
2	3	(33.3)	Other ancillary hotel operations	3	3	n/m

$164	$159	3.1	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$491	$453	8.4

(1)	Same-Store Owned Hotel Results exclude 13 hotels sold or closed in 2008 and 2007 and 9 hotels without comparable results.

Starwood Hotels & Resorts Worldwide, Inc.
Systemwide(1) Statistics — Same Store
For the Three Months Ended September 30,
UNAUDITED

	Systemwide — Worldwide			Systemwide — North America			Systemwide — International
	2008	2007	Var.	2008	2007	Var.	2008	2007	Var.

TOTAL HOTELS
REVPAR ($)	128.28	123.98	3.5%	122.10	122.75	-0.5%	136.30	125.57	8.5%
ADR ($)	184.18	173.54	6.1%	167.89	165.40	1.5%	207.61	185.11	12.2%
Occupancy (%)	69.6%	71.4%	-1.8	72.7%	74.2%	-1.5	65.7%	67.8%	-2.1

SHERATON
REVPAR ($)	110.04	106.12	3.7%	107.82	109.16	-1.2%	112.79	102.33	10.2%
ADR ($)	160.25	150.00	6.8%	149.08	147.36	1.2%	175.88	153.65	14.5%
Occupancy (%)	68.7%	70.7%	-2.0	72.3%	74.1%	-1.8	64.1%	66.6%	-2.5

WESTIN
REVPAR ($)	135.25	132.96	1.7%	130.37	130.64	-0.2%	148.86	139.45	6.7%
ADR ($)	189.85	184.19	3.1%	179.13	177.70	0.8%	222.40	203.70	9.2%
Occupancy (%)	71.2%	72.2%	-1.0	72.8%	73.5%	-0.7	66.9%	68.5%	-1.6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	271.77	270.64	0.4%	224.76	231.03	-2.7%	300.54	294.93	1.9%
ADR ($)	426.11	399.18	6.7%	344.17	337.70	1.9%	478.22	437.42	9.3%
Occupancy (%)	63.8%	67.8%	-4.0	65.3%	68.4%	-3.1	62.8%	67.4%	-4.6

LE MERIDIEN
REVPAR ($)	157.94	145.11	8.8%	244.20	231.63	5.4%	150.79	137.92	9.3%
ADR ($)	225.79	201.99	11.8%	301.05	292.83	2.8%	218.46	193.61	12.8%
Occupancy (%)	70.0%	71.8%	-1.8	81.1%	79.1%	2.0	69.0%	71.2%	-2.2

W
REVPAR ($)	219.26	218.58	0.3%	221.65	223.22	-0.7%	196.35	174.03	12.8%
ADR ($)	290.33	287.61	0.9%	287.80	286.08	0.6%	320.83	307.83	4.2%
Occupancy (%)	75.5%	76.0%	-0.5	77.0%	78.0%	-1.0	61.2%	56.5%	4.7

FOUR POINTS
REVPAR ($)	85.76	79.76	7.5%	83.43	80.22	4.0%	91.22	78.66	16.0%
ADR ($)	119.57	108.98	9.7%	113.19	105.30	7.5%	135.95	118.90	14.3%
Occupancy (%)	71.7%	73.2%	-1.5	73.7%	76.2%	-2.5	67.1%	66.2%	0.9

OTHER
REVPAR ($)	118.78	126.36	-6.0%	118.78	126.36	-6.0%
ADR ($)	162.11	166.81	-2.8%	162.11	166.81	-2.8%
Occupancy (%)	73.3%	75.8%	-2.5	73.3%	75.8%	-2.5

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Three Months Ended September 30,
UNAUDITED

	Systemwide (1)			Company Operated (2)
	2008	2007	Var.	2008	2007	Var.

TOTAL WORLDWIDE
REVPAR ($)	128.28	123.98	3.5%	142.66	137.83	3.5%
ADR ($)	184.18	173.54	6.1%	203.74	190.55	6.9%
Occupancy (%)	69.6%	71.4%	-1.8	70.0%	72.3%	-2.3

NORTH AMERICA
REVPAR ($)	122.10	122.75	-0.5%	147.27	150.12	-1.9%
ADR ($)	167.89	165.40	1.5%	196.86	194.51	1.2%
Occupancy (%)	72.7%	74.2%	-1.5	74.8%	77.2%	-2.4

EUROPE
REVPAR ($)	192.18	177.44	8.3%	203.47	189.15	7.6%
ADR ($)	276.60	245.60	12.6%	286.90	257.88	11.3%
Occupancy (%)	69.5%	72.2%	-2.7	70.9%	73.3%	-2.4

AFRICA & MIDDLE EAST
REVPAR ($)	113.49	99.95	13.5%	115.54	101.14	14.2%
ADR ($)	172.12	150.35	14.5%	173.35	151.06	14.8%
Occupancy (%)	65.9%	66.5%	-0.6	66.7%	67.0%	-0.3

ASIA PACIFIC
REVPAR ($)	109.91	104.30	5.4%	106.56	99.71	6.9%
ADR ($)	173.90	156.80	10.9%	171.54	150.19	14.2%
Occupancy (%)	63.2%	66.5%	-3.3	62.1%	66.4%	-4.3

LATIN AMERICA
REVPAR ($)	82.74	72.70	13.8%	88.37	77.11	14.6%
ADR ($)	135.45	120.27	12.6%	145.02	128.96	12.5%
Occupancy (%)	61.1%	60.4%	0.7	60.9%	59.8%	1.1

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Three Months Ended September 30,
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2008	2007	Var.	2008	2007	Var.	2008	2007	Var.
TOTAL HOTELS	66 Hotels			35 Hotels			31 Hotels
REVPAR ($)	169.54	169.96	-0.2%	175.45	177.63	-1.2%	160.29	157.90	1.5%
ADR ($)	230.29	226.43	1.7%	222.82	223.25	-0.2%	244.32	232.27	5.2%
Occupancy (%)	73.6%	75.1%	-1.5	78.7%	79.6%	-0.9	65.6%	68.0%	-2.4

Total Revenue	525,204	528,271	-0.6%	320,870	326,324	-1.7%	204,334	201,947	1.2%
Total Expenses	398,120	387,978	2.6%	246,261	243,751	1.0%	151,859	144,227	5.3%

BRANDED HOTELS	57 Hotels			26 Hotels			31 Hotels
REVPAR ($)	175.95	175.46	0.3%	188.20	189.14	-0.5%	160.29	157.90	1.5%
ADR ($)	238.85	234.02	2.1%	235.33	235.18	0.1%	244.32	232.27	5.2%
Occupancy (%)	73.7%	75.0%	-1.3	80.0%	80.4%	-0.4	65.6%	68.0%	-2.4

Total Revenue	483,926	485,795	-0.4%	279,592	283,848	-1.5%	204,334	201,947	1.2%
Total Expenses	364,569	355,882	2.4%	212,710	211,655	0.5%	151,859	144,227	5.3%

(1)	Hotel Results exclude 13 hotels sold and 9 hotels without comparable results during 2007 & 2008

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Three Months Ended September 30,
UNAUDITED ($ millions)

	Worldwide
	2008	2007	$ Variance	% Variance

Management Fees:
Base Fees	73	70	3	4.3%
Incentive Fees	44	42	2	4.8%

Total Management Fees	117	112	5	4.5%
Franchise Fees	44	39	5	12.8%

Total Management & Franchise Fees	161	151	10	6.6%
Other Management & Franchise Revenues (1)	23	30	(7)	-23.3%

Total Management & Franchise Revenues	184	181	3	1.7%
Other (2)	34	32	2	6.3%

Management Fees, Franchise Fees & Other Income	218	213	5	2.3%

(1)	Other Management & Franchise Revenues primarily includes the amortization of deferred gains of approximately $21 million in 2008 and $20 million in 2007 resulting from the sales of hotels subject to long-term management contracts and termination fees.

(2)	Amount includes revenues from the Company’s Bliss spa and product business and other miscellaneous revenue.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.`
Vacation Ownership & Residential Revenues and Expenses
For the Three Months Ended September 30,
UNAUDITED ($ millions)

	2008	2007	% Variance

Originated Sales Revenues (1) — Vacation Ownership Sales	129	183	(29.5%)
Other Sales and Services Revenues (2)	51	43	18.6%
Deferred Revenues — Percentage of Completion	2	24	n/m
Deferred Revenues — Other (3)	1	2	n/m

Vacation Ownership Sales and Services Revenues	183	252	(27.4%)
Residential Sales and Services Revenues	43	2	n/m

Total Vacation Ownership & Residential Sales and Services Revenues	226	254	(11.0%)

Originated Sales Expenses (4) — Vacation Ownership Sales	93	113	17.7%
Other Expenses (5)	52	50	(4.0%)
Deferred Expenses — Percentage of Completion	1	10	n/m
Deferred Expenses — Other	8	8	n/m

Vacation Ownership Expenses	154	181	14.9%
Residential Expenses	1	2	50.0%

Total Vacation Ownership & Residential Expenses	155	183	15.3%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of SFAS No. 66 or SFAS No. 152 and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses
Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per SFAS No. 152.
n/m = not meaningful

Starwood Hotels & Resorts Worldwide, Inc.
Systemwide (1) Statistics — Same Store
For the Nine Months Ended September 30,
UNAUDITED

	Systemwide — Worldwide			Systemwide — North America			Systemwide — International
	2008	2007	Var.	2008	2007	Var.	2008	2007	Var.

TOTAL HOTELS
REVPAR ($)	129.55	121.28	6.8%	123.01	120.88	1.8%	138.18	121.80	13.4%
ADR ($)	187.28	173.04	8.2%	172.80	166.80	3.6%	207.71	181.96	14.2%
Occupancy (%)	69.2%	70.1%	-0.9	71.2%	72.5%	-1.3	66.5%	66.9%	-0.4

SHERATON
REVPAR ($)	110.96	103.59	7.1%	105.41	103.80	1.6%	117.89	103.32	14.1%
ADR ($)	162.61	149.67	8.6%	149.70	144.93	3.3%	179.89	156.06	15.3%
Occupancy (%)	68.2%	69.2%	-1.0	70.4%	71.6%	-1.2	65.5%	66.2%	-0.7

WESTIN
REVPAR ($)	141.60	136.29	3.9%	139.34	136.82	1.8%	147.94	134.82	9.7%
ADR ($)	198.57	188.16	5.5%	191.02	184.08	3.8%	221.79	200.90	10.4%
Occupancy (%)	71.3%	72.4%	-1.1	72.9%	74.3%	-1.4	66.7%	67.1%	-0.4

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	256.36	240.96	6.4%	243.27	239.80	1.4%	265.04	241.73	9.6%
ADR ($)	395.06	359.53	9.9%	360.98	353.83	2.0%	419.14	363.39	15.3%
Occupancy (%)	64.9%	67.0%	-2.1	67.4%	67.8%	-0.4	63.2%	66.5%	-3.3

LE MERIDIEN
REVPAR ($)	159.25	139.85	13.9%	228.63	220.16	3.8%	153.17	132.80	15.3%
ADR ($)	228.66	201.46	13.5%	304.56	290.19	5.0%	221.44	192.87	14.8%
Occupancy (%)	69.6%	69.4%	0.2	75.1%	75.9%	-0.8	69.2%	68.9%	0.3

W
REVPAR ($)	217.33	212.04	2.5%	217.04	215.19	0.9%	220.13	181.84	21.1%
ADR ($)	294.87	285.08	3.4%	288.86	281.53	2.6%	367.05	332.78	10.3%
Occupancy (%)	73.7%	74.4%	-0.7	75.1%	76.4%	-1.3	60.0%	54.6%	5.4

FOUR POINTS
REVPAR ($)	81.83	75.72	8.1%	77.68	74.64	4.1%	94.73	79.07	19.8%
ADR ($)	116.93	106.94	9.3%	110.85	103.94	6.6%	135.95	116.81	16.4%
Occupancy (%)	70.0%	70.8%	-0.8	70.1%	71.8%	-1.7	69.7%	67.7%	2.0

OTHER
REVPAR ($)	104.09	104.96	-0.8%	104.09	104.96	-0.8%
ADR ($)	159.92	158.43	0.9%	159.92	158.43	0.9%
Occupancy (%)	65.1%	66.2%	-1.1	65.1%	66.2%	-1.1

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Nine Months Ended September 30,
UNAUDITED

	Systemwide (1)			Company Operated (2)
	2008	2007	Var.	2008	2007	Var.

TOTAL WORLDWIDE
REVPAR ($)	129.55	121.28	6.8%	145.55	135.31	7.6%
ADR ($)	187.28	173.04	8.2%	207.41	190.90	8.6%
Occupancy (%)	69.2%	70.1%	-0.9	70.2%	70.9%	-0.7

NORTH AMERICA
REVPAR ($)	123.01	120.88	1.8%	149.95	147.73	1.5%
ADR ($)	172.80	166.80	3.6%	203.88	197.30	3.3%
Occupancy (%)	71.2%	72.5%	-1.3	73.5%	74.9%	-1.4

EUROPE
REVPAR ($)	173.90	154.04	12.9%	184.03	163.54	12.5%
ADR ($)	260.01	226.19	15.0%	268.18	236.09	13.6%
Occupancy (%)	66.9%	68.1%	-1.2	68.6%	69.3%	-0.7

AFRICA & MIDDLE EAST
REVPAR ($)	139.08	116.67	19.2%	141.30	118.17	19.6%
ADR ($)	197.56	168.86	17.0%	199.23	170.06	17.2%
Occupancy (%)	70.4%	69.1%	1.3	70.9%	69.5%	1.4

ASIA PACIFIC
REVPAR ($)	117.86	106.22	11.0%	113.30	101.34	11.8%
ADR ($)	182.41	160.41	13.7%	176.74	154.01	14.8%
Occupancy (%)	64.6%	66.2%	-1.6	64.1%	65.8%	-1.7

LATIN AMERICA
REVPAR ($)	91.68	81.25	12.8%	98.13	87.40	12.3%
ADR ($)	141.38	130.43	8.4%	152.03	141.48	7.5%
Occupancy (%)	64.8%	62.3%	2.5	64.5%	61.8%	2.7

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Nine Months Ended September 30,
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2008	2007	Var.	2008	2007	Var.	2008	2007	Var.
TOTAL HOTELS		66 Hotels			35 Hotels			31 Hotels

REVPAR ($)	172.14	163.85	5.1%	177.54	171.11	3.8%	163.63	152.38	7.4%
ADR ($)	238.20	225.62	5.6%	235.71	226.48	4.1%	242.59	224.12	8.2%
Occupancy (%)	72.3%	72.6%	-0.3	75.3%	75.6%	-0.3	67.4%	68.0%	-0.6

Total Revenue	1,619,230	1,553,273	4.2%	1,002,258	973,740	2.9%	616,972	579,533	6.5%
Total Expenses	1,214,556	1,148,611	5.7%	753,770	724,732	4.0%	460,786	423,879	8.7%

BRANDED HOTELS		57 Hotels			26 Hotels			31 Hotels

REVPAR ($)	180.74	171.29	5.5%	194.04	185.96	4.3%	163.63	152.38	7.4%
ADR ($)	247.01	233.28	5.9%	249.99	239.51	4.4%	242.59	224.12	8.2%
Occupancy (%)	73.2%	73.4%	-0.2	77.6%	77.6%	0.0	67.4%	68.0%	-0.6

Total Revenue	1,506,843	1,441,712	4.5%	889,871	862,179	3.2%	616,972	579,533	6.5%
Total Expenses	1,117,428	1,055,027	5.9%	656,642	631,148	4.0%	460,786	423,879	8.7%

(1)	Hotel Results exclude 13 hotels sold and 9 hotels without comparable results during 2007 & 2008

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Nine Months Ended September 30,
UNAUDITED ($ millions)

	Worldwide
	2008	2007	$ Variance	% Variance
Management Fees:
Base Fees	217	204	13	6.4%
Incentive Fees	121	105	16	15.2%

Total Management Fees	338	309	29	9.4%
Franchise Fees	127	109	18	16.5%

Total Management & Franchise Fees	465	418	47	11.2%
Other Management & Franchise Revenues (1)	72	73	(1)	-1.4%

Total Management & Franchise Revenues	537	491	46	9.4%
Other (2)	105	108	(3)	-2.8%

Management Fees, Franchise Fees & Other Income	642	599	43	7.2%

(1)	Other Management & Franchise Revenues primarily includes the amortization of deferred gains of approximately $63 million in 2008 and $60 million in 2007 resulting from the sales of hotels subject to long-term management contracts and termination fees.

(2)	The amount includes revenues from the Company’s Bliss spa and product business and other miscellaneous revenue. In 2007, amount includes $18 million of income earned from the Company’s carried interests in the Westin Boston Waterfront Hotel which was earned when the hotel was sold by its owners in January 2007.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Nine Months Ended September 30,
UNAUDITED ($ millions)

	2008	2007	% Variance

Originated Sales Revenues (1) — Vacation Ownership Sales	434	549	(20.9%)
Other Sales and Services Revenues (2)	156	134	16.4%
Deferred Revenues — Percentage of Completion	(27)	59	n/m
Deferred Revenues — Other (3)	3	6	n/m

Vacation Ownership Sales and Services Revenues	566	748	(24.3%)
Residential Sales and Services Revenues	47	12	n/m

Total Vacation Ownership & Residential Sales and Services Revenues	613	760	(19.3%)

Originated Sales Expenses (4) — Vacation Ownership Sales	305	348	12.4%
Other Expenses (5)	155	153	(1.3%)
Deferred Expenses — Percentage of Completion	(14)	28	n/m
Deferred Expenses — Other	21	24	n/m

Vacation Ownership Expenses	467	553	15.6%
Residential Expenses	5	10	50.0%

Total Vacation Ownership & Residential Expenses	472	563	16.2%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of SFAS No. 66 or SFAS No. 152 and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses
Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per SFAS No. 152.
n/m = not meaningful

STARWOOD HOTELS RESORTS WORLDWIDE, INC.
Hotels without Comparable Results & Other Selected Items
As of September 30, 2008
UNAUDITED ($ millions)
Properties without comparable results in 2008:

Property	Location
Sheraton Steamboat Resort & Conference Center	Steamboat Springs, CO
Westin St. John Resort & Villas	St. John, Virgin Islands
Westin Peachtree	Atlanta, GA
Sheraton Fiji Resort	Nadi, Fiji
Westin Denarau Island Resort & Spa	Nadi, Fiji
Hotel Des Bains	Venice, Italy
element Lexington	Lexington, MA
aloft Lexington	Lexington, MA
aloft Philadelphia Airport	Philadelphia, PA
Properties sold or closed in 2008 and 2007:

Property	Location
Westin Fort Lauderdale	Ft. Lauderdale, FL
Days Inn City Center	Portland, OR
Sheraton Nashua Hotel	Nashua, NH
Four Points by Sheraton Denver Cherry Creek	Denver, CO
Sheraton Bal Harbour Beach Resort	Bal Harbour, FL
Sheraton Edison	Edison, NJ
Four Points Hyannis	Hyannis, MA
Four Points Portland	Portland, OR
Sheraton South Portland	Portland, ME
Westin Galleria	Houston, TX
Westin Oaks	Houston, TX
Caesar’s Brookdale	Scotrun, PA
Sheraton Hamilton	Hamilton, Ontario
Selected Balance Sheet and Cash Flow Items:

Cash and cash equivalents (including restricted cash of $201 million)	$328
Debt	$4,074
Revenues and Expenses Associated with Assets Sold or Closed in 2008 and 2007 (1):

	Q1	Q2	Q3	Q4	Full Year

Hotels Sold or Closed in 2007:
2007
Revenues	$48	$39	$24	$10	$121
Expenses (excluding depreciation)	$36	$33	$18	$9	$96

Hotels Sold or Closed in 2008:
2008
Revenues	$5	$4	$2	$—	$11
Expenses (excluding depreciation)	$5	$4	$2	$—	$11

2007
Revenues	$4	$5	$5	$5	$19
Expenses (excluding depreciation)	$4	$5	$5	$5	$19

(1)	Results consist of 2 hotels closed in 2008 and 11 hotels sold or closed in 2007. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in 2008 and 2007.

Starwood Hotels & Resorts Worldwide, Inc.
Divisional Hotel Inventory Summary by Ownership by Brand
As of September 30, 2008
UNAUDITED

	NAD		EAME		LAD		ASIA		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned
Sheraton	8	4,464	8	1,727	5	2,713	2	821	23	9,725
Westin	5	2,849	5	1,065	3	743	1	273	14	4,930
Four Points	3	579	—	—	—	—	1	630	4	1,209
W	9	3,172	—	—	—	—	—	—	9	3,172
Luxury Collection	1	643	7	828	1	180	—	—	9	1,651
St. Regis	3	668	1	161	—	—	—	—	4	829
aloft	2	272	—	—	—	—	—	—	2	272
element	1	123	—	—	—	—	—	—	1	123
Other	9	2,454	—	—	—	—	—	—	9	2,454

Total Owned	41	15,224	21	3,781	9	3,636	4	1,724	75	24,365

Managed & UJV
Sheraton	45	30,263	71	20,875	15	2,934	53	18,774	184	72,846
Westin	49	26,773	15	4,090	—	—	16	5,978	80	36,841
Four Points	2	646	8	1,536	3	427	7	1,789	20	4,398
W	11	3,187	1	134	1	237	3	723	16	4,281
Luxury Collection	9	1,802	10	1,712	7	250	—	—	26	3,764
St. Regis	4	900	1	95	—	—	4	1,008	9	2,003
Le Meridien	5	749	68	16,935	1	130	21	5,395	95	23,209
Other	1	—	1	—	—	—	—	—	2	—

Total Managed & UJV	126	64,320	175	45,377	27	3,978	104	33,667	432	147,342

Franchised
Sheraton	154	44,703	27	6,815	9	2,500	14	5,651	204	59,669
Westin	53	17,624	5	2,030	3	600	7	1,939	68	22,193
Four Points	88	14,647	12	1,670	8	1,395	2	235	110	17,947
Luxury Collection	3	577	14	1,796	—	—	7	2,022	24	4,395
Le Meridien	5	1,553	7	2,119	1	213	2	554	15	4,439
aloft	8	1,223	—	—	—	—	—	—	8	1,223

Total Franchised	311	80,327	65	14,430	21	4,708	32	10,401	429	109,866

Systemwide
Sheraton	207	79,430	106	29,417	29	8,147	69	25,246	411	142,240
Westin	107	47,246	25	7,185	6	1,343	24	8,190	162	63,964
Four Points	93	15,872	20	3,206	11	1,822	10	2,654	134	23,554
W	20	6,359	1	134	1	237	3	723	25	7,453
Luxury Collection	13	3,022	31	4,336	8	430	7	2,022	59	9,810
St. Regis	7	1,568	2	256	—	—	4	1,008	13	2,832
Le Meridien	10	2,302	75	19,054	2	343	23	5,949	110	27,648
aloft	10	1,495	—	—	—	—	—	—	10	1,495
element	1	123	—	—	—	—	—	—	1	123
Other	10	2,454	1	—	—	—	—	—	11	2,454

Total Systemwide	478	159,871	261	63,588	57	12,322	140	45,792	936	281,573

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Capital Expenditures
For the Three and Nine Months Ended September 30, 2008
UNAUDITED ($ millions)

	Q3	YTD
Capital Expenditures:
Owned, Leased and Consolidated Joint Venture Hotels	72	190
Corporate/IT	21	64

Subtotal	93	254

Vacation Ownership Capital Expenditures:
Capital expenditures (includes land acquisitions)	26	80
Net capital expenditures for inventory (excluding St. Regis Bal Harbour) (1)	17	92
Net capital expenditures for inventory — St. Regis Bal Harbour(1)	25	101

Subtotal	68	273

Development Capital	4	32

Total Capital Expenditures	165	559

(1)	Represents gross inventory capital expenditures of $78 and $304 in the three and nine months ended September 30, 2008, respectively, less cost of sales of $36 and $111 in the three and nine months ended September 30, 2008, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership Inventory Pipeline
As of September 30, 2008
UNAUDITED

	# Resorts			# of Units (1)
		In	In Active		Pre-sales/	Future	Total at
Brand	Total (2)	Operations	Sales	Completed (3)	Development (4)	Capacity (5),(6)	Buildout
Sheraton	8	6	7	2,781	298	1,394	4,473
Westin	12	7	8	1,333	229	972	2,534
St. Regis	2	2	2	63	—	—	63
The Luxury Collection	1	1	1	6	—	6	12
Unbranded	3	3	1	124	—	1	125

Total SVO, Inc.	26	19	19	4,307	527	2,373	7,207

Unconsolidated Joint Ventures (UJV’s)	2	1	1	198	—	40	238

Total including UJV’s	28	20	20	4,505	527	2,413	7,445

Total Intervals Including UJV’s (7)				234,260	27,404	125,476	387,140

(1)	Lockoff units are considered as one unit for this analysis.

(2)	Includes resorts in operation and in active sales.

(3)	Completed units include those units that have a certificate of occupancy.

(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.

(5)	Based on owned land and average density in existing marketplaces

(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.

(7)	Assumes 52 intervals per unit.